UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest
event reported): December 5, 2017

              BOWL AMERICA INCORPORATED

(Exact name of registrant as specified in its charter)

Maryland	01-7829	54-0646173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  6446 Edsall Road, Alexandria, VA 22312

(Address of principal executive offices, including zip code)

           (703) 941-6300

(Registrant’s telephone number, including area code)

           Not Applicable

(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02(e)     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2017, the Board of Directors of Bowl America Incorporated (the “Company”) and Mr. Leslie H. Goldberg agreed to an amended employment agreement. The amended employment agreement will expire at the end of the Company’s next fiscal year on July 1, 2018. The terms of the amended employment agreement are substantially the same as Mr. Goldberg’s prior employment agreement with the Company, including the following: (i) he will continue as President of the Company; (ii) his annual salary will remain at $52,000 and (iii) his annual bonus will remain at 2% of the Company’s consolidated annual net income prior to income taxes in excess of $2.5 million; provided, however, that for purposes of calculating any such bonus, the inclusion in net income of any gain from the sale of assets other than in the ordinary course of business will be mutually agreed upon by Mr. Goldberg and the Compensation Committee of the Company’s Board of Directors. The amended employment agreement also provides that if Mr. Goldberg leaves the employ of the Company at the termination of the agreement or becomes disabled during the term thereof so that he cannot carry on his duties as President, he will act as a consultant and will receive $52,000 each year for ten (10) years and, for the remainder of Mr. Goldberg’s life, Mr. Goldberg will have the option to remain covered by the Company’s health insurance plans and will pay the same proportionate amount of the premium as the other officers of the Company; provided that if the Company’s health insurance plans are discontinued or otherwise unavailable to Mr. Goldberg for any reason, the Company will provide for comparable health insurance coverage.

The forgoing summary does not purport to be complete and is qualified in its entirety by the amended employment agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders

On December 5, 2017, the Company held an annual meeting of its stockholders for the following purposes:

1. To elect eight nominees as directors as follows:

The board of directors nominated two nominees to stand for election by the holders of the Company’s Class A Common Stock at the 2017 meeting and each of the nominees were elected by a plurality of votes cast by the Class A shares entitled to vote at the meeting. Therefore, in accordance with the voting results listed below, the nominees were elected to serve until the next annual meeting and until their successors are elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Warren T. Braham	2,265,394	469,950	6,595
Allan L. Sher	2,726,155	9,189	6,595

The board of directors nominated six nominees to stand for election by the holders of the Company’s Class B Common Stock at the 2017 meeting and each of the nominees were elected by a plurality of votes cast by the Class B shares entitled to vote at the meeting. Therefore, in accordance with the voting results listed below, the nominees were elected to serve until the next annual meeting and until their successors are elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Leslie H. Goldberg	13,945,370	0	0
Ruth E. Macklin	13,945,370	0	0
Merle Fabian	13,945,370	0	0
Nancy Hull	13,945,370	0	0
Cheryl A. Dragoo	13,945,370	0	0
Arthur H. Bill	13,945,370	0	0

2. To approve an advisory resolution on executive compensation as follows:

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company asked stockholders to approve an advisory resolution on executive compensation, commonly referred to as “say on pay”. In accordance with the voting results listed below, the advisory resolution on executive compensation was approved.

FOR:	AGAINST:	ABSTAIN:
16,657,980	13,438	9,296

Item 9.01(d)     Financial Statements and Exhibits.

Exhibit 10.1 Amended Employment Agreement, dated as of December 5, 2017, between the Company and Leslie H. Goldberg.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWL AMERICA INCORPORATED

Date December 6, 2017	By:	/s/ Leslie H Goldberg
Leslie H. Goldberg
President

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